UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 19, 2025
(Date of earliest event reported)

Ollie's Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania	17112
(Address of principal executive offices)	(Zip Code)
(717) 657-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 2.02	Results of Operations and Financial Condition.

On March 19, 2025, Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended February 1, 2025. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated by reference herein.

The information furnished in this Item 2.02 of on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On March 19, 2025, the Company announced that the Board of Directors of the Company (the “Board of Directors”) authorized a new share repurchase authorization for the repurchase of an additional $300 million of the Company’s outstanding common stock. This new authorization is effective through March 31, 2029, subject to extension or earlier termination by the Board of Directors at any time. The Company has an additional $32.7 million remaining on a previous share repurchase program that expires on March 31, 2026.

The shares may be purchased from time to time in open market transactions (including blocks), privately negotiated transactions, accelerated share repurchase programs or other derivative transactions, issuer self-tender offers or any combination of the foregoing. The timing of repurchases and the actual amount purchased will depend on a variety of factors, including the market price of the Company’s shares, general market, economic and business conditions, and other corporate considerations.

Repurchases may be made pursuant to plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which could allow the Company to purchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Repurchases are expected to be funded from cash on hand or through the utilization of the Company’s revolving credit facility. The increased repurchase authorization does not require the purchase of a specific number of shares and is subject to suspension or termination by the Board of Directors at any time. A copy of the press release announcing the new share repurchase authorization is included as Exhibit 99.2 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release announcing Fourth Quarter and Fiscal 2024 Financial Results issued on March 19, 2025 of Ollie’s Bargain Outlet Holdings, Inc.
99.2	Press Release announcing the new share repurchase authorization issued on March 19, 2025 of Ollie’s Bargain Outlet Holdings, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

	By:	/s/ Robert Helm

		Name:	Robert Helm
		Title:	Executive Vice President and
Chief Financial Officer

Date: March 19, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing Fourth Quarter and Fiscal 2024 Financial Results issued on March 19, 2025 of Ollie’s Bargain Outlet Holdings, Inc.
99.2	Press Release announcing the new share repurchase authorization issued on March 19, 2025 of Ollie’s Bargain Outlet Holdings, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.